UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 14, 2009
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5-Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 1009, the Compensation Committee of the Board of Directors approved awards of restricted stock under the Registrant’s Stock Compensation and Incentive Plan, as amended. Mr. Gary T. Jolliffe, the Registrant’s President and Chief Executive Officer, was awarded 24,236 shares of restricted stock; Mr. Michael Shriner, Executive Vice President and Chief Operating Officer, was awarded 22,033 shares of restricted stock and Mr. Jeff Smith, Vice President and Chief Financial Officer, was awarded 8,813 shares of restricted stock. In addition, each non-employee director received an award of 7,711 shares of restricted stock. Certain non-executive officers received awards totaling 16,527 shares in the aggregate. All such awards vest in 20% increments on each of the next five anniversaries of the award and are otherwise subject to the terms of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Section 8-Other Events

Item 8.01. Other Events

On December 14, 2009, the Board of Directors of the Registrant declared a cash dividend in the amount of $0.03 per share payable on January 11, 2010 to stockholders of record as of December 28, 2009.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d	Exhibits

Exhibit 10.1	Stock Compensation and Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Gary T. Jolliffe
Date: December 15, 2009		Gary T. Jolliffe President and Chief Executive Officer